Exhibit 16.1

September 24, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the “Change in Independent Accountants” section of Amendment No. 2 to this Registration Statement on Form S-1 No. 333-198613 to be filed on September 24, 2014, of Fifth Street Asset Management Inc. and are in agreement with the statements contained therein as such statements relate to CohnReznick LLP.

Very truly yours,

/s/ CohnReznick LLP

Roseland, New Jersey